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                                                                    EXHIBIT 23.4

                        CONSENT OF KPMG PEAT MARWICK LLP

     We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement No. 333-46519 on Form S-4 of Suiza Foods Corporation of our report on the consolidated financial statements of Continental Can Company, Inc., dated March 5, 1998, appearing in the Annual Report on Form 10-K of Continental Can Company, Inc. for the year ended December 31, 1997; and to the reference to our firm under the heading "Experts" in this Prospectus.


                                                       /s/ KPMG PEAT MARWICK LLP


Jericho, New York
April 27, 1998